Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 033-47073, No. 333-147397, and No. 333-154364) pertaining to The Scotts Miracle-Gro Company of our report dated June 18, 2009, with respect to the financial statements of The Scotts Company LLC Retirement Savings Plan included in this Annual Report (Form 11-K) for the fiscal years ended December 31, 2008 and 2007.

/s/ Meaden & Moore, Ltd

Cleveland, Ohio
June 18, 2009